ZD VENTURES OPENS AN OFFICE IN SPAIN

Toronto, June 18, 2014 – ZD Ventures Corporation (OTCBB: ZDVN) (“The Company” “ZD Ventures”) is pleased to announce that it has now formally opened an office in Barcelona, Spain. The Corporate headquarter remains in Toronto, Canada.

Kam shah, CEO of ZD Ventures commented, "The opening of the office in Barcelona shows our commitment to seeking investments and opportunities both in Spain and in Europe. Barcelona has a very active ecosystem in the startup and technology space and ZD plans to be very much involved ".

 About the Company

ZD Ventures is seeking to expand into the internet industry by acquiring and supporting emerging internet-related technologies and other related assets.

For further information regarding this press release, investment opportunities, or other questions, please contact Jeff Robinson  at jeff@internetadvisorycorp.com

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a results of new information, future events or otherwise, except as required by law.

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